SUNTERRA CORPORATION

POWER OF ATTORNEY

Know all men by these presents, that the undersigned officer(s) and/or director(s)
of Sunterra Corporation (the "Company") hereby constitute and appoint Frederick C.
Bauman as attorney of the undersigned, to sign all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the Securities and
Exchange Commission as a result of the undersigned's ownership of or transaction in securities of the Company pursuant to the Securities Exchange Act of 1934, and to file the same with all exhibits thereto, and other documents in connection therewith, with the
Securities and Exchange Commission or any state regulatory authority, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Executed as of this 11th day of July 2004.

/s/ Olof S. Nelson
_____________________________
Olof S. Nelson
Director

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